BDO Seidman, LLP
Accountants and Consultants

330 Madison Avenue
New York, New York 10017
Telephone: (212) 885-8000
Fax: (212) 697-1299

Consent of Independent Registered Public Accounting Firm

Dinewise, Inc.
Farmingdale, New York 11735

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2006, relating to the consolidated financial statements of New Colorado Prime Holdings, Inc. which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
October 12, 2006